UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2014

Plymouth Opportunity REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-173048	27-5466153
(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 340-3814
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Effective May 6, 2014, Plymouth Opportunity REIT, Inc. (the “Company”) terminated its Advisory Agreement with its advisor, Plymouth Real Estate Investors, Inc., which is an affiliate of the Company.  The Advisory Agreement was terminated pursuant to its terms with no termination penalty or other termination cost being payable by the Company with respect to such termination.  In connection with the previously announced termination of the Company’s public offering, which termination is effective May 6, 2014, and as part of the Company’s ongoing exploration of strategic alternatives for growth, the Company’s board of directors elected to terminate the Advisory Agreement and cause the Company to become an internally managed REIT.

Under the terms of the Advisory Agreement, the Company was obligated to pay the advisor a monthly fee equal to one-twelfth of 1.0% of the amount paid or allocated to acquire the Company’s investments, inclusive of any acquisition fee or expenses related thereto and the amount of any debt associated with or used to acquire such investments.  In addition, the Company was obligated to reimburse the advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on the Company’s behalf, regardless of the whether the related assets were ever acquired.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2014, the Company announced the appointment of Daniel C. Wright as Executive Vice President and Chief Financial Officer, effective May 1, 2014.  Mr. Wright is replacing Donna Brownell, who is leaving the company to pursue other opportunities.

Mr. Wright brings more than 30 years of significant accounting and financial reporting experience within the real estate industry.  He was a principal with Carleton Advisory Group, where he was responsible for providing financial and operating expertise to commercial and hospitality investment firms and emerging companies, from 2009 until joining Plymouth; chief financial officer of Pyramid Advisors in Boston, where he managed the financial affairs of the company, from 2005 to 2009; and chief financial officer of Prism Venture Partners, where he managed the financial and legal affairs of the company, from 1999 to 2005.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Plymouth Opportunity REIT, Inc., dated May 6, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2014

PLYMOUTH OPPORTUNITY REIT, INC.

By:       /s/ Jeffrey E. Witherell

Jeffrey E. Witherell

Chief Executive Officer

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